UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 14, 2009

Commission File Number: 333 – 150831

CICERO RESOURCES CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	N/A
(state or other jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

7251 W. Lake Mead Blvd, Suite 300
Las Vegas, NV 89128
(Address of principal executive offices)

(702) 562 4308
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

On May 14, 2009, Cicero Resources Corp. (the “Company”) received approval from NASDAQ for a reverse split of its common stock.  Upon the surrender of their existing share certificates, all shareholders of the Company will receive a new share certificate representing one (1) new share for each one hundred (100) existing shares they own.  The reverse split was undertaken pursuant to the terms of a merger agreement between the Company and Intelimax Media Inc.  Details of the merger agreement are available on the Company’s Current Report on Form 8-K, filed with the SEC on April 27, 2009.

The number of shares that the Company is authorized to issue will not change as a result of the reverse split. The Company has, however, obtained a new CUSIP number and received a new trading symbol. As of May 15, 2009, the Company’s new trading symbol on the OTC Bulletin Board is “CICR” and its new CUSIP number is 17174P108.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2009		CICERO RESOURCES CORP.

	By:	/s/ Melanie Williams
Melanie Williams Director, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer